UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PRELUDE THERAPEUTICS INCORPORATED

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

PRELUDE THERAPEUTICS INCORPORATED

175 Innovation Boulevard

Wilmington, Delaware 19805

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 12, 2025

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders of Prelude Therapeutics Incorporated (the "Company") will be held via live audiocast. You will be able to participate in the 2025 Annual Meeting and vote during the 2025 Annual Meeting by visiting www.virtualshareholdermeeting.com/PRLD2025 on Thursday, June 12, 2025 at 8:30 a.m. (Eastern Time). It is important that you retain a copy of the control number found on the proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail, as such number will be required in order for stockholders to gain access to the virtual meeting.

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.
To elect two Class II directors, each to serve a three-year term through the 2028 annual meeting of stockholders following this meeting and until a successor has been elected and qualified or until earlier resignation or removal.
2.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
3.
To approve an amendment to our restated certificate of incorporation, as amended, to increase the number of authorized shares of our non-voting common stock from 12,850,259 to 112,850,259, with a corresponding increase to the total number of authorized shares of our common stock, par value $0.0001 per share (the “Authorized Share Increase Proposal”).

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 16, 2025 are entitled to receive notice of, and to vote at, the meeting and any adjournments thereof.

Your vote as a stockholder of the Company is very important. Each share of voting common stock that you own represents one vote.

For questions regarding your stock ownership, you may contact our Investor Relations department at https://investors.preludetx.com/investor-relations or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A. by email at shareholder@computershare.com or through their website at www.computershare.com. Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote through the internet or by telephone, or to request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Proxy Information” in the proxy statement.

By Order of the Board of Directors,
Krishna Vaddi, Ph.D.
Chief Executive Officer

Wilmington, Delaware

April [●], 2025

Important Notice Regarding the Availability of Proxy Materials for the virtual Annual Meeting of Stockholders to be held on June 12, 2025: the Proxy Statement and our Annual Report on Form 10-K are available at https://investors.preludetx.com/investor-relations.

PRELUDE THERAPEUTICS INCORPORATED

PROXY STATEMENT FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

WEBSITE ADDRESSES

Website addresses referenced in this Proxy Statement are inactive textual references only, and the content on the referenced websites specifically does not constitute a part of this Proxy Statement.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “may,” “estimate,” “intend,” and other similar words. We base these forward-looking statements on our beliefs, assumptions, and estimates using information available to us at the time. They are not intended to be guarantees of future events or performance. Factors that may cause actual results to differ materially from forward-looking statements in this Proxy Statement can be found in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 10, 2025 and in our subsequent filings with the SEC, including under the headings “Risk Factors” and “Forward-Looking Statements.”

We caution you not to unduly rely on any of our forward-looking statements. We disclaim any intention or obligation to publicly update or revise any forward-looking statements, except as required by law. This cautionary statement applies to all forward-looking statements contained in this document.

PRELUDE THERAPEUTICS INCORPORATED

175 Innovation Boulevard

Wilmington, Delaware 19805

PROXY STATEMENT FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 12, 2025

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of Prelude Therapeutics Incorporated (the "Company") for use at the Company’s 2025 Annual Meeting of Stockholders (the "Annual Meeting") to be held via live audiocast. You will be able to participate in the Annual Meeting and vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PRLD2025 on Thursday, June 12, 2025 at 8:30 a.m. (Eastern Time), and any adjournment or postponement thereof. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail, as such number will be required in order for stockholders to gain access to the virtual meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

Under rules adopted by the Securities and Exchange Commission (the "SEC"), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies to each stockholder. On or about April 29, 2025, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability") containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2024 ("Form 10-K"). The Notice of Internet Availability also provides instructions on how to vote and includes instructions on how to receive paper copies of the proxy materials by mail, or an electronic copy of the proxy materials by email.

This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials while providing our stockholders timely access to this important information. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

GENERAL INFORMATION ABOUT THE MEETING

Purpose of the Annual Meeting

At the Annual Meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the Annual Meeting. We are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly presented for a vote at the Annual Meeting, the persons named in the proxy, who are officers of the company, have the authority in their discretion to vote the shares represented by the proxy.

Record Date; Quorum

Only holders of record of voting common stock at the close of business on April 16, 2025, the record date, will be entitled to vote at the Annual Meeting. At the close of business on April 16, 2025, [●] shares of common stock were outstanding and entitled to vote.

The holders of a majority of the voting power of the shares of stock entitled to vote at the Annual Meeting as of the record date must be present or represented by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote online at the virtual Annual Meeting or if you have properly submitted a proxy.

GENERAL PROXY INFORMATION

Voting Rights; Required Vote

Each holder of shares of voting common stock is entitled to one vote for each share of voting common stock held as of the close of business on April 16, 2025, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee.

Stockholder of Record: Shares Registered in Your Name. If on April 16, 2025, your shares were registered directly in your name with us or our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. If you decide to vote by proxy, you may vote via the internet, by telephone or by mail via the proxy card and your shares will be voted at the Annual Meeting in the manner you direct.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 16, 2025, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares (also referred to as "held in street name"). As a beneficial owner, you have the right to direct your broker, who has enclosed or provided voting instructions, on how to vote the shares held in your account. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the Annual Meeting and vote your shares, you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the Annual Meeting.

Voting Calculation

Effect of:
Proposal	Available Voting Selections	Voting Approval Standard	Abstention	Withholding (1)	Broker Non-Vote (2)
Proposal No. 1: Election of Two Directors	“FOR” or “WITHHOLD” *Votes may not be cumulated	Plurality(3)	N/A	No effect	No effect
Proposal No. 2: Approval of Ratification of the Appointment of Our Independent Registered Public Accounting Firm (4)	“FOR,” “AGAINST” or “ABSTAIN” (5)	Majority of the shares entitled to vote and present at the Annual Meeting, either online or represented by proxy	Counted as a vote “AGAINST”	N/A	No effect
Proposal No. 3: Authorization of non-voting shares	“FOR,” “AGAINST” or “ABSTAIN” (6)	Votes cast for the proposal exceed the votes cast against the amendment	No effect	N/A	No effect

(1) A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. Shares subject to a proxy that are not being voted on a particular matter because of stockholder withholding will count for purposes of determining the presence of a quorum.

(2) A broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). Shares subject to a proxy which are not being voted on a particular matter because of broker non-vote will count for purposes of determining the presence of a quorum.

(3) The two director nominees who receive the greatest number of votes cast "FOR" will be elected as directors.

(4) Proposal No. 2 is considered a routine matter, and therefore, no broker non-votes are expected to exist in connection with Proposal No. 2.

(5) Because this proposal requires a majority of shares present online at the meeting or represented by proxy, if you “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote.

(6) Because this proposal requires the shares cast in favor of the amendment exceed those votes cast against the amendment, only the votes “FOR” or “AGAINST” will affect the outcome. If you “ABSTAIN” from voting, it will have no effect.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting

The Board recommends that you vote FOR the election of each of the Class II directors named in this proxy statement ("Proposal No. 1"), FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 ("Proposal No. 2"), and FOR the approval of an amendment to our restated certificate of incorporation, as amended, to increase the number of authorized shares of our non-voting common stock ("Proposal No. 3").

None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors nominated in Proposal No. 1.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•
vote online at the Annual Meeting - attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/PRLD2025. You will need the control number included on your proxy card, voting instruction form, or in the e-mail to you if you received the proxy materials by e-mail;
•
vote through the internet or by telephone - in order to do so, please follow the instructions shown on your proxy card; or
•
vote by mail - if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it as soon as possible before the Annual Meeting in the envelope provided.

Votes submitted through the internet or by telephone must be received by 11:59 p.m. (Eastern Time) on June 11, 2025. Submitting your proxy, whether by telephone, through the internet or by mail if you requested or received a paper proxy card, will not affect your right to vote online should you decide to attend the virtual Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct how to vote your shares. For Proposal No. 1, you may either vote “FOR” all of the nominees to the Board, or withhold your vote from any nominee you specify. For Proposal No. 2, you may vote “FOR”, “AGAINST” or “ABSTAIN” from voting. For Proposal No. 3 you may vote “FOR,” “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated above.

If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access and vote your proxy card. If you do not vote, hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.

If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access and vote each proxy card. If you requested or received paper proxy materials by mail, please complete, sign, date and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the internet, you are responsible for any internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the Annual Meeting by:

•
delivering to our Corporate Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;
•
signing and delivering a proxy bearing a later date;
•
voting again through the internet or by telephone; or
•
attending and voting online at the Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/PRLD2025 (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.

Electronic Access to the Proxy Materials

The Notice of Internet Availability will provide you with instructions regarding how to:

•
view our proxy materials for the Annual Meeting through the Internet;
•
instruct us to mail paper copies of our future proxy materials to you; and
•
instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the Annual Meeting.

Implications of Being an “Emerging Growth Company” and “Smaller Reporting Company”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and a “smaller reporting company” as defined under Rule 405 of the Securities Act of 1933, as amended (the "Securities Act"), and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements and no requirement to have non-binding advisory votes on executive compensation.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board and management pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available without charge on the investor relations section of our website at https://investors.preludetx.com/investor-relations.

Board Composition and Leadership Structure

The positions of Chief Executive Officer and Chair of our Board are held by two different individuals, Krishna Vaddi and Paul A. Friedman, respectively. This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chair leads our Board in its fundamental role of providing advice to and independent oversight of management. Our Board believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board and strengthens the independence of the Board from management.

Board’s Role in Risk Oversight

Our Board believes that open communication between management and the Board is essential for effective risk management and oversight. Our Board meets with our Chief Executive Officer and other members of the senior management team at quarterly Board meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board is ultimately responsible for risk oversight, our Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting, disclosure controls and procedures, and cybersecurity. The Compensation Committee assists our Board in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Corporate Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk.

Director Independence

Our common stock is listed on the Nasdaq Global Select Market ("Nasdaq"). Under the rules of Nasdaq, independent directors must constitute a majority of a listed company’s Board. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees must be an “independent director”. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, compensation committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board of directors' committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that Martin Babler, Julian C. Baker, David P. Bonita, Mardi C. Dier, Paul A. Friedman and Victor Sandor, representing six of our seven incumbent directors, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each directors’ business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.

Committees of Our Board of Directors

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Each of these committees has a written charter, copies of which are available without charge on the investor relations section of our website at https://investors.preludetx.com/investor-relations. Members serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee

Our Audit Committee is composed of Martin Babler, David P. Bonita and Mardi C. Dier. Mardi C. Dier is the Chair of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board has determined that Mardi C. Dier is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation does not impose on her any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board. Our Audit Committee is directly responsible for, among other things:

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selecting, hiring, discharging, retaining and overseeing our independent registered public accounting firm;
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the qualifications, continuing independence and performance of our independent auditors;
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risk assessment management;
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the preparation of the audit committee report to be included in our annual proxy statement;
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overseeing our compliance with legal and regulatory requirements;
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our accounting and financial reporting processes and internal controls, including our financial statement audits and the integrity of our financial statements; and
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reviewing and approving related-person transactions.

Compensation Committee

Our Compensation Committee is composed of Julian C. Baker, David P. Bonita and Mardi C. Dier. David P. Bonita is the Chair of our Compensation Committee. The composition of our Compensation Committee meets the requirements for independence under the current Nasdaq and SEC rules and regulations. Our Compensation Committee is responsible for, among other things:

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evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies and programs;
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evaluating and providing input for non-employee director compensation arrangements;
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reviewing with management our human resources activities;
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administering our cash-based and equity-based compensation plans; and
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overseeing our compliance with regulatory requirements associated with the compensation of directors, officers and employees.

The Compensation Committee has the sole authority and responsibility, subject to any approval by the Board which the Compensation Committee or legal counsel determines to be desirable or required by applicable law or Nasdaq rules, to determine all aspects of executive compensation packages for the Chief Executive Officer and other executive officers. The Compensation Committee also makes recommendations to our Board regarding the form and amount of compensation of non-employee directors. The Compensation Committee may take into account the recommendations of the Chief Executive Officer with respect to compensation of the other executive officers and the recommendations of the Board or any member of the Board with respect to compensation of the Chief Executive Officer and other executive officers. The Compensation

Committee may form and delegate authority to subcommittees, as it deems appropriate and to the extent permitted under applicable law and under our restated certificate of incorporation and our amended and restated bylaws.

The Compensation Committee engaged an independent executive compensation consulting firm, Compensia, Inc. ("Compensia"), to evaluate our executive compensation and Board compensation program and practices and to provide advice and ongoing assistance on these matters for the fiscal year ended December 31, 2024. Specifically, Compensia was engaged to:

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provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;
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review and assess our current Board, Chief Executive Officer and other executive officer compensation policies and practices and equity profile, relative to market practices;
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review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the Compensation Committee; and
•
review market practices regarding base salary, bonus and equity programs.

Representatives of Compensia met informally with the Chair of the Compensation Committee and attended the regular meetings of the Compensation Committee during their respective periods of appointment during 2024, including executive sessions from time to time without any members of management present. During the fiscal year ended December 31, 2024, Compensia worked directly with the Compensation Committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and undertook no projects for management without the committee’s prior approval. The Compensation Committee has determined that none of the work performed by Compensia during the fiscal year ended December 31, 2024 raised any conflict of interest.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Julian C. Baker, Paul A. Friedman and Victor Sandor. Julian C. Baker is the Chair of our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is responsible for, among other things:

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identifying, considering and recommending candidates for membership on our Board;
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developing and recommending our corporate governance guidelines and policies;
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overseeing the process of evaluating the performance of our Board;
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advising our Board on other corporate governance matters.

Codes of Business Conduct and Ethics

Our Board has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, President, Chief Financial Officer and other executive and senior financial officers. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of these provisions, on our website or in public filings. The full text of our code of business conduct and ethics is posted on the investor relations section of our website at https://investors.preludetx.com/investor-relations.

Insider Trading Policy

We have adopted an insider trading policy regarding securities transactions (the “Trading Policy”) that applies to all officers, directors, employees, consultants, and contractors of the Company and its subsidiaries, as well as the Company itself. The Company believes that the Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations with respect to the purchase, sale and/or other dispositions of the Company's securities. A copy of the Trading Policy was filed as Exhibit 19 to the Form 10-K.

Anti-hedging

Under the Trading Policy, all of our employees, officers and directors, including our Chief Executive Officer, President, Chief Financial Officer and other executive officers, are prohibited from engaging in hedging or monetization transactions involving our common stock, such as zero cost collars and forward sale contracts, or contributing our common stock to exchange funds in a manner that could be interpreted as hedging in our common stock.

Clawback Policy

In September 2023, the Board adopted a new compensation recovery policy (the “Clawback Policy”) in order to comply with new rules and regulations promulgated by the SEC, including Rule 10D-1 of the Exchange Act. The Clawback Policy requires us to recover or “clawback” certain incentive-based compensation from covered executives in the event we are required to restate our financial statements due to material noncompliance with any financial reporting requirements under the federal securities laws. Specifically, under the Clawback Policy, if the restatement would result in any incentive-based compensation received (as defined in the applicable rules) to have been lower had it been calculated based on such restated results, we must recover the amounts in excess of what would have been paid under the restatement from any participant who received such incentive-based compensation. The recovery period extends up to three years prior to the date that it is, or reasonably should have been, concluded that we are required to prepare a restatement. The Compensation Committee (or in the absence of a committee of independent directors responsible for executive compensation decisions, a majority of the independent directors serving on the Board) has the sole authority to enforce the Clawback Policy.

Board and Committee Meetings and Attendance

The Board and its committees meet regularly throughout the year, hold special meetings and act by written consent from time to time. During 2024, the Board met five times, the Audit Committee met four times, the Compensation Committee met four times, and the Nominating and Corporate Governance Committee met one time. During 2024, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board during his or her tenure and the total number of meetings held by all committees of the Board on which such director served during his or her tenure. The independent members of the Board also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Stockholders’ Meeting

We invite and encourage each member of our Board to attend our Annual Meeting. We do not have a formal policy regarding attendance of our annual meetings of stockholders by the members of our Board. One Board member was in attendance at the 2024 annual meeting of stockholders.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board, non-management members of our Board as a group, a committee of the Board or a specific member of our Board (including our Chair) may do so by letters addressed to:

Prelude Therapeutics Incorporated

c/o Corporate Secretary

175 Innovation Boulevard

Wilmington, Delaware 19805

All communications by letter addressed to the attention of our Corporate Secretary will be reviewed by the Corporate Secretary and provided to the members of the Board unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board.

Considerations in Evaluating Director Nominees

The Nominating and Corporate Governance Committee is responsible for identifying, considering and recommending candidates to the Board for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board. Candidates may come to our attention through current members of our Board, professional search firms, stockholders or other persons.

The Nominating and Corporate Governance Committee will recommend to the Board for selection all nominees to be proposed by the Board for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board to fill interim director vacancies.

Our Board encourages selection of directors who will contribute to the company’s overall corporate goals. The Nominating and Corporate Governance Committee may from time to time review and recommend to the Board the desired qualifications, expertise and characteristics of directors, including such factors as business experience, diversity and personal skills in life sciences and biotechnology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the Board at that time.

In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board and committees on which such director sits and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also, under our Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the Nominating and Corporate Governance Committee considers director tenure. We value independence, integrity, and diversity of background on a company-wide basis.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board who meet the minimum qualifications as described above. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board by complying with the procedures in Article I, Section 1.12 of our amended and restated bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the amended and restated bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary, Prelude Therapeutics Incorporated, 175 Innovation Boulevard, Wilmington, Delaware 19805. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our amended and restated bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Corporate Governance Committee.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”

PROPOSAL NO. 1

ELECTION OF CLASS II DIRECTORS

Our Board is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors and director nominees in Class II will stand for election at this Annual Meeting. The terms of office of directors in Class III and Class I do not expire until the annual meetings of stockholders to be held in 2026 and 2027, respectively. Our Nominating and Corporate Governance Committee recommended to our Board, and our Board nominated Martin Babler and Victor Sandor, each of whom is currently serving as a Class II director, for election as Class II directors at the Annual Meeting. At the recommendation of our Nominating and Corporate Governance Committee, our Board proposes that each of the Class II nominees, other than Julian Baker, be elected as a Class II director for a three-year term expiring at the annual meeting of stockholders to be held in 2028 and until such director’s successor is duly elected and qualified or until such director’s earlier resignation, removal, disqualification or removal.

Each director will be elected by a plurality of the votes present online at the virtual Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the two individuals nominated for election to the Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or multiple of the nominees or “WITHHOLD” your vote with respect to one or multiple of the nominees. Shares represented by proxies will be voted “FOR” the election of each of the Class II nominees, unless the proxy is marked to withhold authority to so vote. You may not cumulate votes in the election of directors. If any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holders, who are officers of our company, might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than three directors.

Nominees to the Board of Directors

The nominees and their ages as of April 16, 2025 are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Martin Babler (1)	60	Class II
Victor Sandor, M.D.C.M. (2)	58	Class II

(1) Member of our Audit Committee

(2) Member of our Nominating and Corporate Governance Committee

Martin Babler has served as a member of our Board since July 2021. Mr. Babler serves as the President and Chief Executive Officer of Alumis Inc., a biopharmaceutical company since September 2021. Prior to his current role, he was President and Chief Executive Officer at Principia Biopharma Inc., a biopharmaceutical company from April 2011 until its acquisition by Sanofi S.A. in October 2020. From December 2007 to April 2011, Mr. Babler served as President and Chief Executive Officer of Talima Therapeutics, Inc., a pharmaceutical company. From 1998 to 2007, Mr. Babler held several positions at Genentech, Inc., a biopharmaceutical company ("Genentech"), most notably as Vice President, Immunology Sales and Marketing. While at Genentech he also helped to build and led the Commercial Development organization and led the Cardiovascular Marketing organization. Mr. Babler was previously employed at Eli Lilly and Company, a pharmaceutical company, in positions focused on sales, sales management, global marketing and business development. Mr. Babler presently serves on the board of directors of 89Bio Inc., Sardona Therapeutics Inc., and on the Emerging Companies Section Governing Board of the Biotechnology Innovation Organization. Mr. Babler received a Swiss Federal Diploma in pharmacy from the Federal Institute of Technology in Zurich and completed the Executive Development Program at the Kellogg Graduate School of Management at Northwestern University. We believe Mr. Babler is qualified to serve on our Board because of his experience in the biotechnology industry and his extensive experience in finance and accounting.

Victor Sandor, M.D.C.M. has served as a member of our Board since May 2020. From September 2014 to December 2019, Dr. Sandor served as the Chief Medical Officer at Array BioPharma Inc., a pharmaceutical company. From February 2010 to September 2014, he served as Vice President and then Senior Vice President for Global Clinical Development at Incyte Corporation, a pharmaceutical company. From November 2009 to February 2010, Dr. Sandor served as the Vice President and Chief Medical Officer for oncology at Biogen Idec and, from September 2002 to November 2009, held positions of increasing responsibility in oncology product development at AstraZeneca. Dr. Sandor has served on the board of directors of Kymera Therapeutics since November of 2022, ADC Therapeutics SA since April 2020, Istarti Oncology since July 2019, and Merus N.V. since June 2019. Dr. Sandor received a M.D.C.M. from McGill University in Montreal, Canada, and completed his Fellowship in Medical Oncology at the National Institutes of Health in Bethesda, Maryland. We believe that Dr. Sandor is qualified to serve on our Board due to his experience in the field of medicine, clinical drug development and scientific experience.

Continuing Directors

The directors who are serving for terms that end after the Annual Meeting and their ages as of April 16, 2025 are provided in the table below. Additional biographical information for each continuing director is set forth in the text below the table.

Name	Age	Class
Paul A. Friedman, M.D. (1)	82	Class I
David P. Bonita, M.D. (2)	49	Class I
Krishna Vaddi, Ph.D.	59	Class III
Mardi C. Dier (3)	61	Class III

(1) Member of our Nominating and Corporate Governance Committee

(2) Chair of our Compensation Committee and member of our Audit Committee

(3) Chair of our Audit Committee and member of our Compensation Committee

Paul A. Friedman, M.D. has served as a member of our Board since July 2016. Dr. Friedman currently serves as a member of the board of directors of Madrigal Pharmaceuticals, Inc., a biopharmaceutical company, having served as its Chief Executive Officer from July 2016 until September 2023. Dr. Friedman previously served as the Chief Executive Officer of Incyte Corporation from November 2001 to January 2014. He has previously served on the boards of directors of Incyte Corporation, Alexion Pharmaceuticals, Cerulean Pharma Inc. and Verastem, Inc. Dr. Friedman received an A.B. in Biology from Princeton University and an M.D. from Harvard Medical School. We believe that Dr. Friedman’s extensive experience in our business and on public company boards qualifies him to serve on our Board.

David P. Bonita, M.D. has served as a member of our Board since June 2016. Dr. Bonita is a member at OrbiMed Advisors LLC, an investment firm. Dr. Bonita currently serves on the boards of directors of Acutus Medical, Inc., Ikena Oncology, Inc., Repare Therapeutics Inc., and Third Harmonic Bio, Inc., as well as several private companies. Dr. Bonita also previously served on the boards of directors of IMARA Inc. and Tricida, Inc. Prior to OrbiMed, Dr. Bonita worked as a corporate finance analyst in the healthcare investment banking groups of Morgan Stanley and UBS. He received a B.A. in Biology from Harvard University and a joint M.D./M.B.A. from Columbia University. We believe that Dr. Bonita is qualified to serve on our Board based on his roles on several public and private boards of directors as well as his extensive experience investing in healthcare companies.

Krishna (“Kris”) Vaddi, Ph.D. has served as our Chief Executive Officer and a member of our Board since February 2016. From June 2014 to June 2016, Dr. Vaddi served as Chief Executive Officer of Orsenix, LLC, a clinical stage biotechnology company. Dr. Vaddi previously held several roles at Incyte Corporation, most recently as Senior Advisor from June 2015 to June 2016 and Group Vice President from March 2010 to June 2015. Dr. Vaddi received a BVSc in Veterinary Medicine from Acharya N.G. Ranga Agricultural University in India and a Ph.D. in Pharmacology and Toxicology from the University of Florida. We believe that Dr. Vaddi’s experience as our founder and Chief Executive Officer and history in the biopharmaceutical field qualifies him to serve on our Board.

Mardi C. Dier has served as a member of our Board since August 2020. Ms. Dier currently serves as the Chief Financial Officer of Madrigal Pharmaceuticals. She previously served as the Chief Financial Officer and Chief Business Development Officer at ACELYRIN, INC. from November 2022 to August 2023 and the Chief Financial Officer of Ultragenyx Pharmaceutical Inc., a biotechnology company, from October 2020 to November 2022. Ms. Dier also served as Executive Vice President and Chief Financial Officer, and also as Chief Business Officer, of Portola Pharmaceuticals, Inc., a biopharmaceutical company, from November 2013 and October 2018, respectively, until its acquisition by Alexion Pharmaceuticals in July 2020, and as a Senior Vice President and Chief Financial Officer from August 2006 to November 2013. From 2003 to 2006, Ms. Dier served as Vice President of Investor Relations at Chiron Corporation, a biopharmaceutical company. From 1994 to 2001, Ms. Dier served as a Director, Investment Banking at Prudential Securities, Inc., a securities firm. Ms. Dier previously served as a supervising senior accountant at the audit department of KPMG Peat Marwick, an accounting firm, from 1986 to 1990. Ms. Dier currently serves as a director and member of the audit committee of ORIC Pharmaceuticals, Inc. and Synthekine. Ms. Dier received a B.S. in Biology from Stanford University and an M.B.A. from the Anderson Graduate School of Management at the University of California, Los

Angeles. We believe Ms. Dier is qualified to serve on our Board because of her experience in the biotechnology industry and her extensive experience in finance and accounting.

Board Qualifications

Due to the complex nature of our business, the Board believes it is important to consider independence, integrity, diversity of race, ethnicity, gender, geography, financial skills and other expertise, breadth of experience, knowledge about our business and industry, willingness and ability to devote adequate time and effort to our Board and its committees

Family Relationships

There are no familial relationships among any of our directors and executive officers.

Non-Employee Director Compensation

The Company provides a cash retainer to its non-employee directors. Our Chief Executive Officer, Dr. Vaddi, receives no compensation for his service as a director. The table below outlines the Company's current director annual cash compensation:

Type of Fee	Role	Amount of Fee
Board Retainer	Board Member	$35,000
Additional Retainer	Chair	$30,000
Committee Retainer	Audit Committee Chair	$15,000
	Audit Committee Member	$7,500
	Compensation Committee Chair	$10,000
	Compensation Committee Member	$5,000
	Nominating and Corporate Governance Committee Chair	$8,000
	Nominating and Corporate Governance Committee Member	$4,000

Non-employee directors are also reimbursed for reasonable expenses incurred in serving as a director, including travel expenses for attending meetings of our Board.

In 2024, each non-employee director who continues to serve on our Board of Directors following our annual meeting of stockholders was granted an option to purchase 23,500 shares of our common stock on the date of such annual meeting of stockholders, referred to as an Annual Grant. Each Annual Grant vests on the earlier of (a) the next annual meeting of the Company’s stockholders and (b) the one-year anniversary of the grant date of the Annual Grant, subject to the director’s continued service on the applicable vesting date or an earlier change in control of Prelude. If the non-employee director’s service ends on the date of vesting, then the vesting will be deemed to have occurred.

The following table sets forth the compensation earned by or paid to our non-employee directors for services provided during the year ended December 31, 2024. Other than as described below, none of our non-employee directors received any fees or reimbursement of any expenses (other than customary expenses in connection with the attendance of meetings of our Board) or any equity or non-equity awards in the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Martin Babler	45,659	65,319	110,978
Julian C. Baker (2)	51,159	65,319	116,478
David P. Bonita, M.D. (3)	55,659	65,319	120,978
Mardi C. Dier	58,159	65,319	123,478
Paul A. Friedman, M.D.	72,159	65,319	137,478
Victor Sandor, M.D.C.M.	42,159	65,319	107,478

(1) The amounts reported in the Option Awards column represents the aggregate grant date fair value of the awards granted under our 2020 Stock Incentive Plan to the directors during the year ended December 31, 2024 as computed in accordance with FASB ASC Topic 718, or ASC 718. The assumptions used in calculating the grant date fair value of the awards reported in the Option Awards column are set forth in Note 11 to our audited financial statements included in our Form 10-K. Note that the amounts reported in this column reflect the aggregate accounting cost for these options, and do not necessarily correspond to the actual economic value that may be received by the director from the options.

As of December 31, 2024, Mr. Bonita, Ms. Dier, and Dr. Friedman each held options to purchase 151,332 shares of our common stock, Mr. Babler held options to purchase 114,693 shares of our common stock, Mr. Baker held options to purchase 146,144 shares of our common stock, and Dr. Sandor held options to purchase 170,560 shares of our common stock.

(2) Mr. Baker earned compensation under our Non-Employee Director Compensation Policy which was paid directly to Mr. Baker’s employer.

(3) Dr. Bonita earned compensation under our Non-Employee Director Compensation Policy which was paid directly to Dr. Bonita’s employer.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINATED CLASS II DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Ernst & Young LLP as our principal independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2025. Ernst & Young LLP audited our financial statements for the fiscal years ended December 31, 2024 and 2023. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Although ratification by stockholders is not required by law, our Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and the interests of our stockholders.

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2024 and 2023.

Principal Accountant Fees and Services

Fees Billed	Fiscal Year 2024	Fiscal Year 2023
Audit fees (1)	$565,000	$580,000
Audit-related fees (2)	—	50,000
Tax fees (3)	—	—
All other fees (4)	—	2,000
Total fees	$565,000	$632,000

(1) “Audit fees” include fees for professional services provided by Ernst & Young LLP in connection with the audit of our financial statements, review of our quarterly financial statements, and related services that are typically provided in connection with registration statements.

(2) “Audit-related fees” include fees billed for assurance and related services reasonably related to the performance of the audit or review of our financial statements for fiscal years 2024 and 2023.

(3) “Tax fees” include fees for professional services rendered for tax compliance, advice and tax services.

(4) All other fees for the year ended December 31, 2023 were for expenses rendered in connection with software licensures fees.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of the Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.

The Audit Committee has reviewed and discussed with our management and Ernst & Young LLP our audited financial statements as of and for the year ended December 31, 2024. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements as of and for the year ended December 31, 2024 be included in our Form 10-K for filing with the SEC.

Submitted by the Audit Committee

Mardi C. Dier, Chair

Martin Babler

David P. Bonita

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR NON-VOTING COMMON STOCK FROM 12,850,259 TO 112,850,259, WITH A CORRESPONDING INCREASE TO THE TOTAL NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

At the Annual Meeting, our stockholders are being asked to approve an amendment to our restated certificate of incorporation, as amended (the “Charter”), to increase the number of authorized shares of our non-voting common stock from 12,850,259 to 112,850,259, with a corresponding increase to the total number of authorized shares of our common stock (the “Charter Amendment”).

The complete text of the proposed form of Charter Amendment is attached to this proxy statement as Appendix A and incorporated into this proxy statement by reference. The Charter Amendment is subject to revision for such changes as may be required by the Delaware Secretary of State and other changes consistent with this proposal that we may deem necessary or appropriate. If this proposal is approved, the Charter Amendment will become effective upon filing with the Secretary of State of Delaware, which is expected to occur promptly following the stockholder vote. The additional authorized shares of our non-voting common stock may then be issued at the discretion of our Board without further stockholder action, except as may be required by the law or the listing standards of Nasdaq.

Stockholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal No. 3:

RESOLVED, that the stockholders of Prelude Therapeutics Incorporated (the “Company”) hereby approve the amendment of the Company’s restated certificate of incorporation, as amended, to increase the number of authorized shares of the Company’s non-voting common stock from 12,850,259 to 112,850,259 and the number of authorized shares of the Company’s common stock from 500,000,000 to 600,000,000, as set forth in the form of Charter Amendment, attached as Appendix A to the Company’s definitive proxy statement for the 2025 annual meeting of stockholders.

Background of Proposal

Our Board has approved, and recommends that our stockholders approve, the Charter Amendment to increase the number of authorized shares of our “Non-Voting Common Stock” stock from 12,850,259 to 112,850,259, with a corresponding increase to the total number of authorized shares of our “Common Stock” from 500,000,000 to 600,000,000. The proposal would not change the number of shares of “Common Stock” currently designated as “Voting Common Stock” or the number of shares of “Preferred Stock.” Our Charter currently authorizes 500,000,000 shares of “Common Stock” of which 12,850,259 shares are designated “Non-Voting Common Stock” and 487,149,741 are designated “Voting Common Stock.” As of March 31, 2025, 12,850,259 shares of our non-voting common stock were authorized under our Charter and 12,850,259 shares of our non-voting common stock were issued and outstanding. Accordingly, no shares of non-voting common stock currently authorized remain available for issuance or may be reserved for issuance prior to any amendment to increase the number of authorized shares of non-voting common stock.

Our Board believes that the Charter Amendment is in the best interests of us and our stockholders. Our Board approved the Charter Amendment to help ensure that we have sufficient shares of non-voting common stock authorized and available to give us greater flexibility in considering and planning for future business needs and pursuing our strategic goals. For example, in the past, the Board has authorized the issuance of non-voting common stock to raise additional capital, including in connection with convertible preferred stock financings. The additional shares of non-voting common stock will be available for issuance by our Board for various general corporate purposes, including but not limited to, financings and other raises of capital, stock dividends or stock splits, potential strategic transactions, including mergers, acquisitions, strategic partnerships, joint ventures, divestitures, business combinations, as well as other general corporate transactions. If the approval of an increase in the number of authorized shares of our non-voting common stock is postponed until the foregoing specific needs arise, the delay and expense incident to obtaining approval of the stockholders at that time could impair our ability to meet the objectives set forth above.

The Charter Amendment does not change the terms of our non-voting common stock now authorized and outstanding and the additional shares of non-voting common stock to be authorized will have the same voting rights, the same rights to dividends and distributions and will be identical in all other respects to the non-voting common stock now authorized. The Charter Amendment will not affect the rights of the holders of our currently outstanding common stock, except for incidental effects that would only occur as a result of increasing the number of shares of common stock outstanding, such as dilution of the ownership rights of current holders of common stock.

Vote Required

The approval of the amendment to our Charter to increase the number of shares of our authorized non-voting common stock from 12,850,259 to 112,850,259 and the number of shares of our authorized Common Stock from 500,000,000 to 600,000,000 requires the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes will have no effect on this proposal.

No Appraisal Rights

Under Delaware law, our Charter and our amended and restated bylaws, holders of Common Stock are not entitled to any dissenters’ rights of appraisal with respect to the authorization of additional shares of Non-Voting Common Stock and capital stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR NON-VOTING COMMON STOCK FROM 12,850,259 TO 112,850,259, WITH A CORRESPONDING INCREASE TO THE TOTAL NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2025, by:

•
each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
•
each of our directors or director nominees;
•
each of our named executive officers; and
•
all of our directors and executive officers as a group.

Percentage ownership of our common stock is based on 56,454,461 shares of our common stock outstanding on March 31, 2025 (of which 12,850,259 shares are non-voting common stock). We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all shares of common stock subject to options, warrants, or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 31, 2025 to be outstanding and to be beneficially owned by the person or entity holding the option or other convertible securities for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Prelude Therapeutics Incorporated, 175 Innovation Boulevard, Wilmington, Delaware 19805.

	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
Name of Beneficial Owner	Voting Common Stock	Non-Voting Common Stock	Voting Common Stock	Non-Voting Common Stock
Directors and Named Executive Officers:
Krishna Vaddi (1)	6,397,839	—	13.8%	—
Jane Huang (2)	568,231	—	1.3	—
Andrew Combs (3)	939,219	—	2.1	—
Bryant D. Lim (4)	212,816	—	*	—
Peggy A. Scherle (5)	776,471	—	1.8	—
Paul A. Friedman (6)	627,930	—	1.4	—
David P. Bonita (7)	11,037,088	5,680,186	25.2	44.2%
Julian C. Baker (8)	10,246,468	7,170,073	23.4	55.8
Victor Sandor (9)	147,060	—	*
Mardi C. Dier (10)	137,832	—	*
Martin Babler (11)	91,193	—	*
All executive officers and directors as a group (11 persons) #	31,182,147	12,850,259	63.9	100.0
Other 5% or Greater Stockholders:
OrbiMed Entities (12)	10,909,256	5,680,186	25.0	44.2
Baker Bros. Advisors LP and Affiliates (13)	10,246,468	7,170,073	23.4	55.8

* Represents beneficial ownership of less than one percent.

# Includes directors, nominees and current executive officers.

(1) Consists of (i) 1,999,296 shares of voting common stock held by Dr. Vaddi and 2,728,785 shares of voting common stock subject to options that are exercisable within 60 days of March 31, 2025, (ii) 142,553 shares of voting common stock held by Sidus Ventures, LLC, (iii) 423,655 shares of voting common stock held by Dolphin City Trust, (iv) 551,776 shares of voting common stock held by Blue Sky Trust and (v) 551,774 shares of voting common stock held by Brocade Trust. Dr. Vaddi is the manager of Sidus Ventures, LLC and may be deemed to have beneficial ownership over the securities held by Sidus Ventures, LLC. Dr. Vaddi is the beneficiary of Dolphin City Trust and may be deemed to have beneficial ownership over the securities held by Dolphin City Trust. Dr. Vaddi is the investment advisor for each of the Blue Sky Trust and the Brocade Trust, and may be deemed to have beneficial ownership over the securities held by each of the Blue Sky Trust and the Brocade Trust.

(2) Represents 568,231 shares of voting common stock, of which 489,999 shares of voting common stock that are subject to options that are exercisable within 60 days of March 31, 2025.

(3) Represents 939,219 shares of voting common stock, of which 459,096 shares of voting common stock that are subject to options that are exercisable within 60 days of March 31, 2025.

(4) Represents 212,816 shares of voting common stock, of which 185,416 shares of voting common stock that are subject to options that are exercisable within 60 days of March 31, 2025.

(5) Represents 776,471 shares of voting common stock, of which 590,786 shares of voting common stock that are subject to options that are exercisable within 60 days of March 31, 2025.

(6) Represents 627,930 shares of voting common stock, of which 127,832 shares of voting common stock that are subject to options that are exercisable within 60 days of March 31, 2025.

(7) Represents (i) shares of common stock referenced in footnote (12) below and (ii) 127,832 shares of voting common stock that are subject to options that are exercisable within 60 days of March 31, 2025. For the common stock referenced in footnote (13) below, Dr. Bonita is a member of OrbiMed Advisors LLC, but he disclaims beneficial ownership of the shares held by the OrbiMed Entities, except to the extent of his pecuniary interest therein if any.

(8) Represents shares of common stock referenced in footnote (13) below and (ii) 122,644 shares of voting common stock that are subject to options that are exercisable within 60 days of March 31, 2025. Mr. Baker disclaims beneficial ownership of all shares held by the Baker Funds, except to the extent of his indirect pecuniary interest therein.

(9) Represents 147,060 shares of voting common stock that are subject to options that are exercisable within 60 days of March 31, 2025.

(10) Represents 137,832 shares of voting common stock, of which 127,832 shares of voting common stock that are subject to options that are exercisable within 60 days of March 31, 2025.

(11) Represents 91,193 shares of voting common stock that are subject to options that are exercisable within 60 days of March 31, 2025.

(12) Based solely on information contained on Schedule 13D/A filed with the SEC on May 24, 2023. Represents (i) 526,300 shares of voting common stock held by OrbiMed Partners Master Fund Limited, or OPM, (ii) 10,119,756 shares of voting common stock held by OrbiMed Private Investments VI, LP, or OPI VI, (iii) 263,200 shares of voting common stock held by The Biotech Growth Trust PLC, or BIOG, and together with OPM and OPI VI, the OrbiMed Entities, (iv) 5,596,886 shares of non-voting common stock held by OPI VI and (v) 83,300 shares of non-voting common stock held by BIOG. OrbiMed Capital GP VI LLC, or OrbiMed GP VI, is the general partner of OPI VI and OrbiMed Advisors LLC, or OrbiMed Advisors, a registered investment advisor under the Investment Advisors Act of 1940, as amended, is the managing member of OrbiMed GP VI. By virtue of such relationships, OrbiMed GP VI and OrbiMed Advisors may be deemed to have voting and investment power over the securities held by OPI VI and as a result may be deemed to have beneficial ownership over such securities. David Bonita, a member of OrbiMed Advisors, is a member of our Board. Each of OrbiMed GP VI, OrbiMed Advisors, and David Bonita disclaims beneficial ownership of the shares held by OPI VI, except to the extent of its or his pecuniary interest therein if any. OrbiMed Capital LLC, or OrbiMed Capital, is the portfolio manager to BIOG and the investment advisor to OPM. By virtue of such relationships, OrbiMed Capital may be deemed to have voting and investment power over the securities held by BIOG and OPM, and as a result may be deemed to have beneficial ownership over such securities. OrbiMed Capital is a relying advisor of OrbiMed Advisors. OrbiMed Capital and OrbiMed Advisors exercise voting and investment power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild. OrbiMed Entities hold shared voting power with respect to 10,909,256 shares and shared dispositive power with respect to 16,589,442 shares. The address of the OrbiMed Entities is 601 Lexington Avenue, 54th Floor, New York, NY 10022.

(13) Based solely on information contained on Schedule 13D/A filed with the SEC on December 13, 2023. Represents (i) 122,644 shares of voting common stock subject to options that are exercisable within 60 days of March 31, 2025 and 5,188 shares of voting common stock from exercise of options, (ii) 870,873 shares of our voting common stock and 630,658 shares of our non-voting common stock held by 667, L.P. and (iii) 9,247,763 shares of our voting common stock and 6,539,415 shares of our non-voting common stock held by Baker Brothers Life Sciences, L.P., together with 667, L.P. (the "Baker Funds"). Baker Bros. Advisors LP, or the Advisor, serves as the investment advisor to the Baker Funds and has complete and unlimited discretion and authority with respect to their investments and voting power over the securities held by the Baker Funds. Baker Bros. Advisors (GP) LLC, (the "Advisor GP"), is the sole general partner of the Advisor. Julian C. Baker and Felix J. Baker are the managing members of the Advisor GP. The shares of non-voting common stock are only convertible to voting common stock to the extent that after giving effect to such conversion the holders thereof, together with their affiliates and any members of a Section 13(d) group with such holders, would beneficially own, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, no more than 9.99% of the outstanding shares of common stock (the Beneficial Ownership Limitation). By written notice to the Company, the Baker Funds may from time to time increase or decrease the Beneficial Ownership Limitation applicable to that Baker Fund to any other percentage not in excess of 19.99%. Any such change will not be effective until the 61st day after such notice is delivered to the Company. Additionally, Baker Funds hold 19,532,015 prefunded warrants. Advisor may not effect the exercise of any prefunded warrant, and they are not entitled to exercise any portion of any prefunded warrant, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by them, together with their affiliates and any members of a Section 13(d) group with them, would exceed 4.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise (the "Maximum Percentage"), as such percentage ownership is calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Securities and Exchange Commission. They may reset the Maximum Percentage to a higher percentage (not to exceed 19.99%), effective 61 days after written notice to the Company, or a lower percentage, effective immediately upon written notice to the Company. Any such increase or decrease will apply only to them and not to any other holder of the pre-funded warrants. Julian C. Baker is also a member of our Board. Julian C. Baker, Felix J. Baker, the Advisor GP and the Advisor disclaim beneficial ownership of these securities held directly by the Baker Funds, except to the extent of their pecuniary interest therein. The address for the Advisor, the Advisor GP, Felix J. Baker and Julian C. Baker is c/o Baker Bros. Advisors LP, 860 Washington Street, 3rd Floor, New York, NY 10014.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of April 16, 2025:

Name	Age	Position(s)
Krishna Vaddi, Ph.D.	59	Chief Executive Officer and Director
Jane Huang, M.D.	52	President and Chief Medical Officer
Bryant D. Lim, J.D.	54	Chief Legal Officer, Corporate Secretary, and Chief Financial Officer
Peggy A. Scherle, Ph.D.	63	Chief Scientific Officer
Andrew P. Combs, Ph.D.	59	Chief Chemistry Officer

Krishna (“Kris”) Vaddi, Ph.D. has served as our Chief Executive Officer and a member of our Board since February 2016. Dr. Vaddi’s biographical information is set forth above under the heading “Proposal No. 1 - Election of Class II Directors – Continuing Directors.”

Jane Huang, M.D. has served as our President and Chief Medical Officer since April 2022. Prior to joining the Company, Dr. Huang served as Chief Medical Officer, Hematology of BeiGene, Ltd., a biotechnology company, since September 2016. Prior to BeiGene Ltd., Dr. Huang served as the Vice President, Clinical Development at Acerta Pharma from April 2015 to September 2016. Previously, she worked at Genentech, Inc from 2005 to March 2015, serving most recently as Group Medical Director. Dr. Huang has served as a director for Protara Therapeutics, Inc. since June 2021 and she currently serves as an Adjunct Clinical Associate Professor in Oncology at Stanford University, specializing in thoracic oncology. Dr. Huang holds a B.S. in Biological Sciences from Stanford University and her M.D. from University of Washington School of Medicine. She is board certified in hematology, oncology, and internal medicine, and she completed her residency in internal medicine and fellowships in hematology and oncology at Stanford University.

Bryant D. Lim, J.D. has served as our Chief Legal Officer and Corporate Secretary since February 2023, and as our Chief Financial Officer since February 2025. Mr. Lim recently served as Interim Chief Financial Officer between April 10, 2024 and February 3, 2025. Prior to joining the Company, Mr. Lim served as Senior Vice President, General Counsel and Chief Business Officer at Aceragen Inc., a biotechnology company, from September 2022 to February 2023 and Idera Pharmaceuticals from September 2018 to October 2022, where he instituted and oversaw all legal, corporate governance and business development activities. Prior to that role, Mr. Lim served as the Vice President of Legal and Global Chief Compliance Officer at Incyte Corporation, a pharmaceutical company, ("Incyte") from May 2014 to September 2018. Prior to Incyte, Mr. Lim held roles of increasing responsibility at ViroPharma Incorporated, Merck & Co., Inc. and Morgan, Lewis & Bockius LLP. Mr. Lim began his legal career as a law clerk for a federal judge. Mr. Lim currently has served on the board of directors for Life Sciences of Pennsylvania, the statewide biotechnology industry association, a role he has held since May 2019. Mr. Lim holds a J.D. from Villanova University School of Law and a B.A. from the University of Rochester.

Peggy A. Scherle, Ph.D. has served as our Chief Scientific Officer since April 2018. Dr. Scherle previously held several roles at Incyte most recently as Group Vice President, Discovery Biology and Preclinical Pharmacology from March 2017 until March 2018. Her prior roles at Incyte included Vice President, Preclinical Pharmacology from 2014 until 2017 and as Executive Director, In Vitro Biology from 2011 until 2014. Earlier in her career, Dr. Scherle held scientific research positions with DuPont Pharmaceuticals and Bristol-Myers Squibb. Dr. Scherle holds a B.S. degree in Biochemistry from Michigan State University and a Ph.D. in Immunology from the University of Pennsylvania. She completed her postdoctoral training at the National Institutes of Health.

Andrew P. Combs, Ph.D. has served as our Chief Chemistry Officer since April 2019. Dr. Combs previously held several roles at Incyte most recently as Vice President of Discovery Chemistry where he led teams in medicinal chemistry, analytical chemistry, enabling technologies, computational design and informatics from 2003 until 2019. Earlier in his career, Dr. Combs held positions of increasing responsibility, starting as a Senior Research Scientist and advancing to a Director of medicinal chemistry at DuPont-Merck, DuPont Pharmaceuticals and Bristol-Myers Squibb. Dr. Combs holds a B.S. degrees in Chemistry and Molecular Biology from the UW-Madison, a Ph.D. in Organic Chemistry from UCLA, and completed his training as a Howard Hughes Medical Institute post-doctoral fellow at Harvard University.

EXECUTIVE COMPENSATION

The following tables and accompanying narrative disclosure set forth information about the compensation provided to certain of our executive officers during the years ended December 31, 2024 and 2023. These executive officers, who include our principal executive officer, the two most highly-compensated executive officers (other than our principal executive officer) who were serving as executive officers at the end of the fiscal year ended December 31, 2024 were:

•
Krishna Vaddi, Ph.D., Chief Executive Officer;
•
Jane Huang, M.D., President and Chief Medical Officer; and
•
Bryant D. Lim, Chief Legal Officer, Corporate Secretary, and Interim Chief Financial Officer.*

We refer to these individuals as our “named executive officers.”

*Bryant Lim was serving as interim Chief Financial Officer as of end of the year ended December 31, 2024 and then subsequently was appointed permanent Chief Financial Officer as of February 3, 2025.

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers during the years ended December 31, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Krishna Vaddi, Ph.D.(3)	2024	594,167	1,446,379	276,575	10,350	(4)	2,327,471
Chief Executive Officer	2023	572,667	1,735,873	330,625	2,624	(4)	2,641,789
Jane Huang, M.D.	2024	568,333	595,671	264,550	10,350	(4)	1,438,904
President and Chief Medical Officer	2023	545,833	789,033	316,250	3,546	(4)	1,654,662
Bryant D. Lim (5)	2024	444,167	581,895	166,500	10,350	(4)	1,202,912
Chief Legal Officer, Corporate Secretary, and Interim Chief Financial Officer	2023	359,282	1,086,904	159,083	9,497	(4)	1,614,766

(1)
The amounts reported in the Option Awards column represents the aggregate grant date fair value of the awards granted under the 2020 Stock Incentive Plan to the named executive officers during the years ended December 31, 2024 and December 31, 2023 as computed in accordance with FASB ASC Topic 718, or ASC 718. The assumptions used in calculating the grant date fair value of the awards reported in the Option Awards column are set forth in Note 11 to our audited financial statements included in our Form 10-K. Note that the amounts reported in this column reflect the aggregate accounting cost for these awards, and do not necessarily correspond to the actual economic value that may be received by the named executive officer from the awards.
(2)
Represents cash bonus amounts for fiscal year 2024 and 2023 awarded to our named executive officers which are awarded based on achievement of our corporate performance goals and individual achievement.
(3)
Dr. Vaddi is also a member of our Board but does not receive any additional compensation in his capacity as a director.
(4)
Amounts represent the employer matching contribution to the named executive officer's 401(k) plan contributions during the relevant year.
(5)
Mr. Lim's employment with us as our Chief Legal Officer and Corporate Secretary commenced on February 20, 2023, and he served as Interim Chief Financial Officer between April 10, 2024 and February 3, 2025. He became our Chief Financial Officer on February 3, 2025.

Narrative Disclosure to Summary Compensation Table

We review compensation for our executive officers annually. The material terms of the elements of our executive compensation program for 2024 and 2025 are described below.

Our Compensation Committee is responsible for evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies and programs. The Compensation Committee may take into account the recommendations of the Chief Executive Officer with respect to compensation of the other executive officers and the recommendations of the Board or any member of the Board with respect to compensation of the Chief Executive Officer and other executive officers.

The Compensation Committee engaged an independent executive compensation consulting firm, Compensia, to evaluate our executive compensation. Specifically, Compensia was engaged to review market practices regarding base salary, bonus and equity programs and provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practice.

Base salaries

The named executive officers receive a base salary to compensate them for services rendered to the Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s experience, skills, knowledge and responsibilities and individual performance. In connection with Mr. Lim’s appointment as our Chief Financial Officer, he received an increase in his base salary. The base salary for other executive officers remained relatively flat during the year ended December 31, 2024.

Cash incentives

Annual bonuses for our executive officers are based on the achievement of corporate and, for all of the executive officers other than our Chief Executive Officer, individual performance objectives, as determined by our Board each year. For the 2024 bonuses, the Company's performance objectives included completion of dose escalation for PRT2527, investigational new drug studies of PRT7732, increasing enrollment for PRT3789, and confirming antibody drug conjugate lead candidate(s) ensuring company-wide compliance and alignment with our budget and culture objectives while strengthening our corporate function and capabilities. In February 2024, based on the achievement of these corporate performance objectives and satisfaction of individual performance goals, our Board approved payout of the plan.

Long-term Equity Incentive Compensation

We view equity-based compensation as a critical component of our balanced total compensation program. Long-term equity incentive grants to executive officers are intended to align the interests of our executives with those of our shareholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. Awards are made at a level expected to be competitive within the biotechnology industry. These awards are reviewed and approved by the Compensation Committee with input from Compensia and are awarded based on both corporate and individual performance.

Policies and Practices Related to Stock Option Grants

Our equity awards are granted in connection with the Company’s yearly compensation cycle and regularly scheduled meetings of the Compensation Committee. In certain circumstances, including the hiring or promotion of an individual, or where the Compensation Committee determines it is in the best interest of the Company, the Compensation Committee may approve the grant of equity awards at other times. Our non-employee directors receive equity compensation in the form of options, which are granted to non-employee directors on the date the director first becomes a non-employee director and on the date of each annual meeting. The Compensation Committee does not grant equity awards in anticipation of the release of material non-public information. Similarly, we do not time the release of material non-public information for the purpose of affecting the value of executive compensation.

During the year ended December 31, 2024, the Company did not grant stock options to any named executive officers during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company current report on form 8-K that disclosed any material nonpublic information.

2024 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of our named executive officers, information regarding outstanding stock options and stock awards held as of December 31, 2024.

				Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Restricted Stock Units That Have Not Vested (#)		Market Value of Shares or Restricted Stock Units That Have Not Vested ($)(1)
Krishna Vaddi, Ph.D.	2/28/2017	12,969	(2)	—		0.31	2/27/2027
	6/17/2019	572,799		—		1.89	6/16/2029
	3/27/2020	572,798		—		1.89	3/26/2030
	9/2/2020	720,327		—		12.85	9/1/2030
	7/20/2021	244,120		41,680	(3)	31.23	7/19/2031
	2/15/2022	232,262		95,638	(3)	10.58	2/14/2032
	2/7/2023	151,250		178,750	(3)	7.20	2/6/2033
	3/1/2024	—		425,000	(3)	4.59	2/28/2034
Jane Huang, M.D.	5/2/2022	306,666		153,334	(3)	4.86	4/30/2032
	5/2/2022							56,250	(4)	71,719
	2/7/2023	68,750		81,250	(3)	7.20	2/6/2033
	3/1/2024	—		175,000	(3)	4.59	2/28/2034
Bryant Lim	3/1/2023	109,375		140,625	(3)	5.93	2/28/2033
	3/1/2024	—		150,000	(3)	4.59	2/28/2034
	5/14/2024	—		25,000	(3)	3.86	5/13/2034

(1) Based on the closing price of our common stock on December 31, 2024.

(2) This option was 100% vested on the grant date.

(3) 1/4th of the option vested on the one-year anniversary of the vesting commencement date and an additional 1/48th vests monthly thereafter, subject to the executive’s continued service to us. The options are also subject to acceleration of vesting upon a qualifying termination of employment, as described in greater detail in the “Employment Arrangements with our Named Executive Officers” section below.

(4) 1/4th of the restricted stock unit vested on the one-year anniversary of the vesting commencement date, and an additional 1/16th vests quarterly thereafter for 36 months, subject to the executive’s continued service to us. The restricted stock units are also subject to acceleration of vesting upon a qualifying termination of employment, as described in the “Employment Arrangements with our Named Executive Officers” section below.

Employment Arrangements with our Named Executive Officers

We have entered into written employment agreements with each of our named executive officers, setting forth the terms and conditions of employment of each named executive officer, including his or her initial base salary, target bonus, equity awards and employee benefit plan participation, including the following base salaries and target bonus opportunities for each of our named executive officers: Krishna Vaddi: $618,930 base salary and target bonus of 50% of base salary; Jane Huang: $592,020 base salary and target bonus of 50% base salary; and Bryant Lim: $483,000 base salary and target bonus of 40% of base salary.

Potential Payments upon Termination or Change in Control

Under the employment agreements with our named executive officers, in the event the named executive officer is terminated by the Company without “cause”, he or she will be entitled to receive his or her base salary and we will directly pay or reimburse the named executive officer for the cost of continued healthcare coverage, for 12 months in the case of Dr. Vaddi and for nine months in each case of Dr. Huang and Mr. Lim. In addition, Dr. Huang will be eligible to receive her annual target bonus opportunity prorated based on the date of termination and partial acceleration of her new hire equity awards. Dr. Vaddi will be eligible to receive a partial acceleration of his restricted stock awards.

In the event that the named executive officer is terminated without “cause” or he or she resigns for “good reason”, in each case, within 12 months following a change in control of the company, in lieu of the foregoing, he or she will be entitled to receive (i) his or her base salary and we will directly pay or reimburse the named executive officer for the cost of continued healthcare coverage, in each case for 18 months in the case of Dr. Vaddi and for 12 months in each case for Dr. Huang and Mr. Lim, (ii) a multiple of his or her annual target bonus opportunity equal to 150% for Dr. Vaddi and 100% for Dr. Huang and Mr. Lim, and (iii) his or her equity awards will become fully vested and exercisable, as applicable.

The severance payments and benefits would be subject to the named executive officer’s execution of a general release of claims against us, and his or her agreement to comply with the non-competition and non-solicitation provisions in his or her proprietary information and restrictive covenant agreement. To the extent such severance payments and benefits are payable in connection with a change in control and would result in excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then each of the named executive officers would be entitled to receive (i) the full payment of such payments and benefits or (ii) such lesser amount as would result in no portion of those payments and benefits being subject to the excise tax, whichever results in the greater net after-tax position for the executive.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2024 with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($) (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (#)
Equity compensation plans approved by security holders (2)	35,044,553	$6.51	7,392,940	(3)
Equity compensation plans not approved by security holders	—	—	—
Total	35,044,553	$6.51	7,392,940

(1)
The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of restricted stock units ("RSUs"), since RSUs have no exercise price.
(2)
Includes the 2016 Stock Incentive Plan, the 2020 Equity Incentive Plan, and excludes purchase rights accruing under the 2020 Employee Stock Purchase Plan.
(3)
As of December 31, 2024, there were 5,417,370 shares of common stock available for issuance under the 2020 Equity Incentive Plan. The number of shares reserved for issuance under our 2020 Equity Incentive Plan increased automatically by 2,757,455 on January 1, 2025 and will increase, and has increased, automatically on the first day of January of each of 2021 through 2030 by the number of shares equal to the lesser of five percent (5%) of the total number of outstanding shares of all classes of the company’s common stock outstanding on each December 31 immediately prior to the date of increase or a lower number approved by our Board. As of December 31, 2024, there were 1,975,570 shares of common stock available for issuance under the 2020 Employee Stock Purchase Plan. The number of shares reserved for issuance under our 2020 Employee Stock Purchase Plan increased automatically by 551,491 on January 1, 2025 and will increase automatically on the first day of January of each year during the term of the 2020 Employee Stock Purchase Plan by the number of shares equal to the lesser of one percent (1%) of the total outstanding shares of our common stock as of the immediately preceding December 31 or a lower number approved by our board of directors. As of December 31, 2024, there were no shares of common stock available for issuance under our 2016 Stock Incentive Plan. To the extent that outstanding awards under our 2016 Stock Incentive Plan are forfeited, awards lapse unexercised, or would otherwise have been returned to the share reserve under the 2016 Stock Incentive Plan, the shares of common stock subject to such awards instead will be available for future issuance as common stock under the 2020 Equity Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

From January 1, 2024 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a party and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except for payments set forth under “Proposal No. 1 - Election of Class II Directors” and “Executive Compensation” above.

Equity Grants to Executive Officers and Directors

We have granted stock options to our executive officers and certain directors, as more fully described in the sections entitled “Executive Compensation” and “Proposal No. 1 Election of Class II Directors — Non-Employee Director Compensation,” respectively.

Director and Executive Officer Compensation

Please see the sections entitled “Proposal No. 1 Election of Class II Directors — Non-Employee Director Compensation” and “Executive Compensation” for information regarding the compensation of our directors and executive officers.

Employment Agreements

We have entered into employment offer letters with our executive officers when their employment with the Company commenced. Each offer letter provides for “at will” employment. For more information regarding these agreements, see the section entitled “Executive Compensation — Employment Agreements.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements, our restated certificate of incorporation and our amended and restated bylaws will require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers.

Policies and Procedures for Related-Party Transactions

Our Board has adopted a written related person transactions policy. Under this policy, our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our Audit Committee, or our Nominating and Corporate Governance committee in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, the related party’s relationship to the Company and interest in the transaction and the potential impact on a director’s independence if the related party is a director.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our amended and restated bylaws provide that for stockholder nominations to our Board or other proposals to be considered at an annual meeting of stockholders, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Prelude Therapeutics Incorporated, 175 Innovation Boulevard, Wilmington, Delaware 19805.

To be timely for our company’s annual meeting of stockholders to be held in 2026 (the "2026 Annual Meeting"), a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than the close of business on February 27, 2026 and not later than the close of business on March 29, 2026. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2026 Annual Meeting the information required by applicable law and our amended and restated bylaws. However, if the date of the 2026 Annual Meeting is more than 30 days before or more than 60 days after the one-year anniversary of the date of our 2025 Annual Meeting, for the stockholder notice to be timely, it must be delivered to the Corporate Secretary at our principal executive offices not earlier than the close of business on the 105th day prior to the currently proposed 2026 Annual Meeting and not later than the close of business on the later of (1) the 90th day prior to the 2026 Annual Meeting or (2) the close of business on the tenth day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by us.

In addition to satisfying the above requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 13, 2026 to the Corporate Secretary,

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2026 Annual Meeting must be received by us not later than December 30, 2025 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2026 Annual Meeting the information required by applicable law and our amended and restated bylaws.

Available Information

The Form 10-K is also available at https://investors.preludetx.com/investor-relations.

“Householding” - Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Form 10-K and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker. Stockholders of record may revoke their consent at any time by contacting Computershare Trust Company, N.A., either by calling 1-800-736-3001, or by writing via regular mail to: Computershare Trust Company, PO Box 43006, Providence, RI 02940-3006 UNITED STATES or by overnight delivery to: Computershare Trust Company, 150 Royall Street, Suite 101, Canton, MA 02021 UNITED STATES.

Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable,

Form 10-K and other proxy materials, you may write our Investor Relations Department at Prelude Therapeutics Incorporated, 175 Innovation Boulevard, Wilmington, Delaware 19805, Attn: Investor Relations, submit a request on our website at https://investors.preludetx.com/investor-relations, or contact us by phone at (302)-467-1280.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Investor Relations Department at the address or telephone number listed above.

OTHER MATTERS

Our Board does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

APPENDIX A

CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF PRELUDE THERAPEUTICS INCORPORATED

Prelude Therapeutics Incorporated, a corporation organized and existing under and by the virtue of the Delaware General Corporation Law (the “Corporation”), hereby certifies as follows:

1.
The name of the Corporation is Prelude Therapeutics Incorporated. The date of the filing of its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware was June 21, 2023.

2.
The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the Delaware General Corporation Law (the “DGCL”), adopted resolutions amending the Corporation’s Amended and Restated Certificate of Incorporation as follows:

The first paragraph of Article IV of the Corporation’s Amended and Restated Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

“The total number of shares of all classes of stock that the Corporation has authority to issue is 610,000,000 shares, consisting of two classes: 600,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and 10,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

487,149,741 shares of the Common Stock are voting and are hereby designated as “Voting Common Stock” and 112,850,259 shares of the Common Stock are non-voting and are hereby designated as “Non-Voting Common Stock,” each with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. For the avoidance of doubt, each reference to “Common Stock” in this Amended and Restated Certificate of Incorporation (as the same may be amended and/or restated from time to time, including pursuant to the terms of any Certificate of Designation designating a series of Preferred Stock, this “Certificate of Incorporation”), shall be deemed to include both Voting Common Stock and Non-Voting Common Stock.”

3.
This Certificate of Amendment was submitted to the stockholders of the Corporation and was duly adopted and approved in accordance with the provisions of Sections 228 and 242 of the DGCL at the annual meeting of the stockholders of the Corporation.

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer under the seal of the Corporation this 12 day of June, 2025.

PRELUDE THERAPEUTICS INCORPORATED

By:
Name: Title:	Krishna Vaddi Chief Executive Officer

A-1

PRELUDE THERAPEUTICS INCORPORATED
175 INNOVATION BOULEVARD
WILMINGTON, DE 19805

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 11, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PRLD2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 11, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V72154-P31214 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PRELUDE THERAPEUTICS INCORPORATED

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Martin Babler
02) Victor Sandor, M.D.C.M.

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

V72155-P31214

PRELUDE THERAPEUTICS INCORPORATED
ANNUAL MEETING OF STOCKHOLDERS
JUNE 12, 2025 8:30 AM EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
PRELUDE THERAPEUTICS INCORPORATED

The stockholder(s) hereby appoint(s) Krishna Vaddi and Bryant Lim, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Prelude Therapeutics Incorporated that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/PRLD2025 at 8:30 am Eastern Time on Thursday, June 12, 2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. A vote FOR the election of the director nominees listed on the reverse side includes discretionary authority to vote for a substitute director nominee if any director nominee becomes unavailable for election for any reason.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE